EXHIBIT 24.2




          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in this registration
statement on  Form  S-3  of   Mid-America Apartment  Communities, Inc.
of our report dated March 29, 1995, on our audits of the consolidated financial statements and financial statement schedules of America First REIT, Inc. and the company's predecessor as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, which report is included in America First REIT, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".


Coopers & Lybrand, L.L.P.
Omaha, Nebraska
May 13, 1996